As filed with the Securities and Exchange Commission on December 17, 2004

Registration No. 333-118673

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VERILINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-2857548 (I.R.S. Employer Identification Number)

127 Jetplex Circle
Madison, Alabama 35758
(256) 327-2001
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Leigh S. Belden	With a copy to:
President and Chief Executive Officer 127 Jetplex Circle Madison, Alabama 35758 (256) 327-2001	Eliot W. Robinson, Esq. Powell Goldstein LLP Fourteenth Floor 1201 West Peachtree Street, NW Atlanta, Georgia 30309 (404) 572-6600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: ☐

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

VERILINK CORPORATION

127 Jetplex Circle
Madison, Alabama 35758
(256) 327-2001

3,185,704 Shares of Common Stock

     On July 28, 2004, we acquired Larscom Incorporated (“Larscom”) through the merger of one of our wholly-owned subsidiaries with and into Larscom. As a result, Larscom became our wholly-owned subsidiary. In connection with the merger, we issued 3,185,704 shares of our common stock to the selling stockholders named herein. This prospectus will be used from time to time by the selling stockholders to resell the common stock issued to them in connection with the merger. The selling stockholders may also offer additional shares of common stock acquired as a result of stock splits, stock dividends or similar transactions.

     We will not receive any proceeds from the shares of common stock sold by the selling stockholders.

     Our common stock is listed on the Nasdaq National Market under the symbol “VRLK.” On December 16, 2004, the last sale price of our common stock as reported on the Nasdaq National Market was $3.00 per share.

____________________

     Investing in our common stock involves significant risks. See the sections entitled “Factors Affecting Future Results” in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus for certain risks and uncertainties that you should consider, as well as the section titled “Risk Factors” beginning on page 1 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 17, 2004.

i

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     Our disclosure and analysis in this prospectus and any prospectus supplement, including information incorporated by reference, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All statements other than statements of historical facts included in, or incorporated into, this prospectus or any prospectus supplement that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.

     These forward-looking statements are based on our expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. Any or all of our forward-looking statements in or incorporated into this prospectus or any prospectus supplement may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in or incorporated into this prospectus or any prospectus supplement will be important in determining future results. Actual future results may vary materially. Because of these factors, we caution that investors should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf registration” process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell up to 3,185,704 shares of our common stock described in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are offering to sell the shares, and seeking offers to buy the shares, only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus or the accompanying prospectus is accurate as of any date other than the dates shown in these documents or that information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

     Unless otherwise indicated in this prospectus or the context otherwise requires, all references in this prospectus to “Verilink,” the “Company,” “us,” “our,” or “we,” are to Verilink Corporation and its subsidiaries.

ii

RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should carefully consider the specific factors listed in the section entitled “Factors Affecting Future Results” in our Annual Report on Form 10-K for the year ended July 2, 2004, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors Affecting Future Results” in our Quarterly Report on Form 10-Q for the quarter ended October 1, 2004, together with the other information included in this prospectus before you decide whether to purchase shares of our common stock. Additional risks and uncertainties, including those that are not yet identified or that we currently think are immaterial, may also adversely affect our business, results of operations and financial condition. Additional risks and factors affecting future results may be described in our filings with the SEC filed after the date of this prospectus. The market price of our common stock could decline due to any of these risks, and you could lose all or part of your investment. See “Where You Can Find More Information” below to obtain our Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings with the SEC.

BUSINESS OVERVIEW

     We are a leading provider of next-generation broadband access products and services. Our products support the delivery of voice, video and data services over converged access networks and enable the smooth migration from present TDM-based networks to IP-based networking. We develop, manufacture, and market integrated access devices, Optical Ethernet access products, high-speed multi-link routers and bandwidth aggregation solutions. These products are sold to service providers, enterprise customers, and original equipment manufacturer partners, and are deployed worldwide as targeted solutions for applications involving voice over IP, voice over ATM, voice over DSL, wireless backhaul aggregation, Frame Relay service transport, point-to-point broadband services, IP/PPP multi-link access routing, service inter-working, and the migration of networks from traditional time-division multiplexing based access to IP/Ethernet. Our customers include regional bell operating companies, Inter-exchange carriers, incumbent local exchange carriers, independent operating companies, competitive local exchange carriers, international post, telephone, and telegraph companies, wireless service providers, equipment vendors, Fortune 500 companies, small to mid-sized business customers, and various local, state, and federal government agencies. We were founded in California in 1982 and are a Delaware corporation currently headquartered in Madison, Alabama.

Recent Developments

     On July 28, 2004, we acquired Larscom through to the merger of one of our wholly-owned subsidiaries with and into Larscom. As a result, Larscom became our wholly-owned subsidiary. The merger was consummated in accordance with that certain Agreement and Plan of Merger, dated as of April 28, 2004, among Verilink, Larscom and our wholly-owned subsidiary. Under the terms of the merger agreement, we issued approximately 5,946,897 shares of our common stock to the former stockholders of Larscom. Former Larscom stockholders received 1.166 shares of our common stock for each share of Larscom common stock outstanding at the completion of the merger, with cash being paid in lieu of any fractional shares.

     Larscom manufactures and markets high-speed network-access products for telecommunication service providers and corporate enterprise users. Larscom’s product offerings support bandwidth requirements ranging from full and fractional T1/E1 to OC-3 (1.5 Mbps to 155 Mbps). Additionally, Larscom’s solutions support a number of networking protocols such as frame relay, asynchronous transfer mode, universe multiplexing over Ethernet and Internet protocol.

     Our financial statements for the year ended July 2, 2004 were prepared on a going concern basis which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business and do not reflect adjustments that might result if we were not to continue as a going concern. The auditor’s report on our financial statements as of July 2, 2004 contains an explanatory paragraph, which refers to uncertain revenue streams and a low level of liquidity and notes that these matters raise substantial doubt about our ability to continue as a going concern. Liquidity would be further limited if our line of credit with RBC Centura Bank (“RBC”) were to be accelerated or becomes unavailable.

     Our ability to draw under our line of credit depends on our ability to comply with covenants in our loan agreement. If our results of operations do not substantially meet our current operating plan, we would not meet our financial covenants as modified (see below). Unless extended or renewed, the line of credit terminates and all borrowings thereunder are due April 7, 2005. RBC is not obligated to extend or renew the line of credit.

     If the line of credit is not extended or renewed, we will need other sources of credit or financing to repay borrowings under the line of credit to provide working capital. For the most current information regarding our liquidity and capital resources, see our most recent periodic reports filed with the SEC and available as described under “Where You Can Find More Information.”

     On November 15, 2004, we modified the terms of the documents relating to our revolving line of credit with RBC. RBC waived our noncompliance with the then applicable tangible net worth financial covenant as of October 1, 2004. RBC also agreed to the following loan modifications effective as of November 15, 2004: (i) reduce the minimum required tangible net worth financial covenant from $7,000,000 to $5,000,000; (ii) reduce the total amount available under the credit line from $5,000,000 to $3,500,000; (iii) require the Company to meet or exceed specified levels of adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, restructuring charges and impairments of intangible assets, including goodwill) on a rolling three-month basis beginning with the three months ending December 31, 2004; and (iv) require that the net proceeds available to the Company upon the sale of its property at 950 Explorer Boulevard in Huntsville, Alabama be used to reduce the amounts outstanding under the RBC line of credit. In addition, any future breach of a financial covenant will require the Company to include the property at 950 Explorer Boulevard as additional collateral under the loan, if that property has not been sold. For further discussion, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity” in our Quarterly Report on Form 10-Q for the quarter ended October 1, 2004.

     On December 2, 2004, we appointed Timothy R. Anderson as our Vice President and Chief Financial Officer. Mr. Anderson previously served as Treasurer, Chief Financial Officer of Carrier Access Corporation from 2000 to November 2004.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. We will bear all expenses incident to the registration of the shares of common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling stockholders. Any transfer taxes payable on any such shares and any commission and discounts payable to underwriters, agents or dealers will be paid by the selling stockholders.

SELLING STOCKHOLDERS

     In connection with the Larscom merger, we issued 3,185,704 shares of our common stock to the selling stockholders named herein. The selling stockholders, including their respective transferees, pledges, donees or successors, may from time to time offer and sell the common stock issued to them in the merger pursuant to this prospectus.

     The following table sets forth the name of the selling stockholders, the number of shares and percentage of our common stock beneficially owned by the selling stockholders immediately prior to the registration, the number of shares registered and the number of shares and percentage of our common stock to be beneficially owned by the selling stockholders assuming all shares covered by this registration statement are sold. However, because the selling stockholders may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that the selling stockholders may hold at any time hereafter cannot be determined at this time. The last two columns of this table assume that all shares covered by this prospectus will be sold by the selling stockholders and that no additional shares of our common stock are held as of the date hereof or subsequently bought or sold by the selling stockholders.

				Shares Covered by	Beneficial Ownership
	Beneficial Ownership Prior			this Registration	After the Shares
	to the Registration			Statement	are Sold (2)
Name	Number		Percent (1)		Number	Percent (1)
Axel Johnson, Inc.	1,667,477	(3)	7.3%	1,667,377	0	0%
Sierra Ventures V, L.P.	380,570		1.7	380,570	0	0
Sierra Ventures VI, L.P.	71,824		*	71,824	0	0
Sierra Ventures VII, L.P.	932,938		4.1	932,938	0	0
SV Associates VI, L.P.	3,228		*	3,228	0	0
Sierra Ventures Associates VII, LLC	38,738		*	38,738	0	0
Jack Reily	181,186	(4)	*	91,028	0	0	(5)

*	Represents less than 1%.

(1)	We have calculated the percentage of issued and outstanding shares of common stock held by the selling stockholders based on 22,802,536 shares of common stock issued and outstanding as of November 26, 2004.

(2)	We have assumed all shares of common stock set forth in this registration statement have been sold.

(3)	Includes 100 shares held by Dexter 1994 Corp., a wholly-owned subsidiary of Axel Johnson, Inc.

(4)	Includes 90,158 shares issued to Mr. Reily in connection with our acquisition of XEL Communications, Inc. (“XEL”) in February 2004, which have been registered for resale under our Registration Statement on Form S-3 (SEC File No. 333-113406), filed with the SEC on March 8, 2004.

(5)	Also reflects sale of all 90,158 shares issued to Mr. Reily in connection with our acquisition of XEL in February 2004.

PLAN OF DISTRIBUTION

     The selling stockholders may effect from time to time sales of the common stock directly or indirectly, by or through underwriters, agents or broker-dealers, and the common stock may be sold by one or a combination of several of the following methods:

•	ordinary brokerage transactions;

•	an underwritten public offering in which one or more underwriters participate;

•	put or call options transactions or hedging transactions relating to the common stock;

•	short sales;

•	purchases by a broker-dealer as principal and resale by that broker-dealer for its own account;

•	“block” sale transactions; and

•	privately negotiated transactions.

     The common stock may be sold at prices and on terms then prevailing in the market, at prices related to the then-current market price of the common stock or at negotiated prices. At the time that a particular offer is made, a prospectus supplement, if required, will be distributed that describes the name or names of underwriters, agents or broker-dealers, any discounts, commissions and other terms constituting selling compensation and any other required information. Moreover, in effecting sales, broker-dealers engaged by the selling stockholders and purchasers of the common stock may arrange for other broker-dealers to participate in the sale process. Broker-dealers will receive discounts or commissions from the selling stockholders and the purchasers of the common stock in amounts that will be negotiated prior to the time of the sale. Sales will be made only through broker-dealers properly registered in a subject jurisdiction or in transactions exempt from registration. Any of these underwriters, broker-dealers or agents may perform services for us or our affiliates in the ordinary course of business. We have not been advised that the selling stockholders have any definitive selling arrangement with any underwriters, broker-dealer or agent.

     The selling stockholders may also resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 of the Securities Act, provided that it meets the criteria and conforms to the requirements of such rule.

     Any broker or dealer participating in any distribution of the common stock in connection with the offering made by this prospectus may be considered to be an “underwriter” within the meaning of the Securities Act and may be required to deliver a copy of this prospectus, including a prospectus supplement, if required, to any person who purchases any of the common stock from or through that broker or dealer.

     We will not receive any of the proceeds from the sale of the common stock offered pursuant to this prospectus. We will bear all expenses incident to the registration of the common stock under federal and state securities laws and the sale of the common shares hereunder other than expenses incident to the delivery of the common stock to be sold by the selling stockholders. Any transfer taxes payable on any shares and any commissions and discounts payable to underwriters, agents or dealers shall be paid by the selling stockholders.

     In order to comply with various states’ securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless it has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     We have agreed to indemnify the selling stockholders and their employees, affiliates and nominees against liabilities relating to the registration statement, including liabilities under the Securities Act and the Exchange Act. The selling stockholders have agreed to indemnify us and any control persons against liabilities relating to any information given to us by such parties for inclusion in the registration statement, including liabilities under the Securities Act and the Exchange Act.

LEGAL MATTERS

     Powell Goldstein LLP, Atlanta, Georgia, has passed on the validity of the securities to be offered by this prospectus.

EXPERTS

     The financial statements incorporated in this Prospectus by reference to Verilink’s Annual Report on Form 10-K for the year ended July 2, 2004 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Verilink’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Larscom incorporated in this Prospectus by reference to Larscom’s Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Larscom’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the public reference room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov and on our web site at http://www.verilink.com.

     Our common stock is listed on the Nasdaq National Market under the trading symbol “VRLK.”

     The information included in the following documents is incorporated by reference and is considered to be part of this prospectus. The most recent information that we filed with the SEC automatically updates and supersedes older information. We have previously filed the following documents with the SEC and we are incorporating them by reference into this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended July 2, 2004 filed on October 1, 2004 (SEC File No. 000-28562).

•	Quarterly Report on Form 10-Q for the quarter ended October 1, 2004 filed on November 22, 2004 (SEC File No. 000-28562).

•	Current Report on Form 8-K filed on October 7, 2004 (SEC File No. 00-28562).*

•	Current Report on Form 8-K filed on December 17, 2004 (SEC File No. 00-28562).

•	Current Report on Form 8-K filed on December 10, 2004 (SEC File No. 00-28562).

•	Current Report on Form 8-K filed on December 7, 2004 (SEC File No. 00-28562).

•	Current Report on Form 8-K filed on November 19, 2004 (SEC File No. 00-28562).

•	Current Report on Form 8-K filed on October 27, 2004 (SEC File No. 000-28562).*

•	Current Report on Form 8-K filed on October 15, 2004 (SEC File No. 00-28562).

•	Larscom’s historical financial statements included in the joint proxy statement/prospectus, dated June 24, 2004, included in our Registration Statement on Form S-4 (SEC File No. 333-116472) by incorporation by reference to Larscom’s Annual Report on Form 10-K for the year ended December 31, 2003, as amended by Form 10-K/A.

•	Pro forma financial information for the Larscom merger included under the caption “Unaudited Pro Forma Combined Condensed Financial Statements” in our Registration Statement on Form S-4 (SEC File No. 333-116472).

•	The description of our common stock that is contained in our Registration Statement on Form 8-A dated June 7, 1996, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

•	The description of our Preferred Share Purchase Rights that is contained in our Registration Statement on Form 8-A dated December 6, 2001, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     * This report contains information furnished to the SEC under Item 2.02 of Form 8-K which, pursuant to General Instruction B(6) of Form 8-K, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act and we are not subject to the liabilities imposed by that section. We are not incorporating and will not incorporate by reference into this prospectus past or future information or reports furnished or that will be furnished under Items 7.01 and/or 2.02 of Form 8-K.

     We also incorporate by reference each of the documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date we file with the SEC the registration statement on Form S-3 of which this prospectus is a part and before the date such registration statement is declared effective by the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date and time the SEC declares such registration statement effective until this offering has been completed.

     You may request copies of these documents, at no cost, by telephoning or writing us at: Verilink Corporation, 127 Jetplex Circle, Madison, Alabama 35758 (Telephone number: (256) 327-2001), Attention: Investor Relations.

3,185,704 Shares of Common Stock

______________________________

PROSPECTUS

______________________________

December 17, 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following sets forth the estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby, all of which will be paid for by Verilink:

SEC registration fee	$1,187
Accounting fees and expenses	40,000
Legal fees and expenses	20,000
Printing and filing expenses	500
Miscellaneous expenses	313
TOTAL	$62,000

Item 15. Indemnification of Officers and Directors

     Delaware law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions. The effect of this provision is to eliminate the personal liability of directors to the company or its stockholders for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

     Delaware law also provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

     Delaware law further provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

     Additionally, under Delaware law, a corporation generally has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

     Verilink’s certificate of incorporation eliminates to the fullest extent permissible under Delaware law the liability of directors to Verilink and its stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not eliminate liability: (a) for any breach of a director’s duty of loyalty to Verilink or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) in connection with payment of any illegal dividend or illegal stock repurchase; or (d) for any transaction from which the director derives an improper personal benefit. In addition, these provisions do not apply to equitable remedies such as injunctive relief.

     Verilink’s bylaws provide that indemnification of directors and officers must be provided to the fullest extent permitted under Delaware law and Verilink’s certificate of incorporation.

     The above discussion of Delaware law and of Verilink certificate of incorporation is not intended to be exhaustive and is qualified in its entirety by such statutes and Verilink’s certificate of incorporation, as amended and restated.

     Verilink has obtained insurance policies insuring its directors and officers against some liabilities they may incur in their capacity as directors and officers.

Item 16. Exhibits

     The following Exhibits are filed as part of this Registration Statement:

Exhibit
Number	Exhibits
5.1	Opinion of Powell, Goldstein, Frazer & Murphy LLP.*

23.1	Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5).*

23.2	Consent of PricewaterhouseCoopers LLP (with respect to Verilink’s audited financial statements).

23.3	Consent of PricewaterhouseCoopers LLP (with respect to Larscom’s audited financial statements).

24.1	Power of Attorney (included on the signature page of this Registration Statement).*

*	Previously filed.

Item 17. Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Alabama, on this the 17th day of December 2004.

VERILINK CORPORATION
By:	/s/ Leigh S. Belden
Leigh S. Belden
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below on December 17, 2004 by the following persons in the capacities indicated.

/s/ Leigh S. Belden Leigh S. Belden	President, Chief Executive Officer and Director

/s/ Timothy R. Anderson Timothy R. Anderson	Vice President and Chief Financial Officer

* Howard Oringer	Chairman of the Board
* John E. Major	Director
John A. McGuire	Director
* Steven C. Taylor	Director
* Desmond P. Wilson III	Director
*By: /s/ C. W. Smith C. W. Smith Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Exhibits
5.1	Opinion of Powell, Goldstein, Frazer & Murphy LLP.*

23.1	Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5).*

23.2	Consent of PricewaterhouseCoopers LLP (with respect to Verilink’s audited financial statements).

23.3	Consent of PricewaterhouseCoopers LLP (with respect to Larscom’s audited financial statements).

24.1	Power of Attorney (included on the signature page of this Registration Statement).*

* Previously filed.